AGREEMENT

                                  BY AND AMONG

                               DK INDUSTRIES, INC.

                              DK ACQUISITION CORP.

                           GDC ENVIRO SOLUTIONS, INC.

                                       and

                            GDC HOLDINGS CORPORATION














                            Dated as of May 24, 1996

                                TABLE OF CONTENTS
                                                                         Page

ARTICLE I        THE MERGER ...............................................1
 SECTION 1.01.   The Merger ...............................................1
 SECTION 1.02.   Effective Time ...........................................2

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF GDC HOLDINGS ...........2
 SECTION 2.01.   Organization and Qualification; Subsidiaries .............2
 SECTION 2.02.   Articles of Incorporation and By-Laws ....................2
 SECTION 2.03.   Capitalization ...........................................2
 SECTION 2.04.   Authority ................................................3
 SECTION 2.05.   No Conflict; Required Filings and Consent ................4
 SECTION 2.06.   Permits; Compliance ......................................4
 SECTION 2.07.   Financial Statements .....................................4
 SECTION 2.08.   No Undisclosed Liabilities ...............................6
 SECTION 2.09.   Absence of Certain Changes or Events .....................6
 SECTION 2.10.   Absence of Litigation ....................................7
 SECTION 2.11.   Employee Benefit Plans ...................................7
 SECTION 2.12.   Taxes ....................................................7
 SECTION 2.13.   Brokers ..................................................7
 SECTION 2.14.   [Reserved] ...............................................7
 SECTION 2.15.   Environmental Laws and Regulations .......................7
 SECTION 2.16.   Contracts ................................................7
 SECTION 2.17.   Accounts Receivable ......................................9
 SECTION 2.18.   Intellectual Property ....................................9
 SECTION 2.19.   Title to Assets .........................................10

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF DK AND NEWCO ..........10
 SECTION 3.01.   Organization and Qualification ..........................10
 SECTION 3.02.   Articles of Incorporation and By-Laws ...................11
 SECTION 3.03.   Capitalization ..........................................11
 SECTION 3.04.   Authority ...............................................11
 SECTION 3.05.   No Conflict; Required Filings and Consents ..............12
 SECTION 3.06.   Permits; Compliance .....................................12
 SECTION 3.07.   Reports; Financial Statements ...........................12
 SECTION 3.08.   Absence of Certain Changes or Events ....................13
 SECTION 3.09.   No Undisclosed Liabilities ..............................13
 SECTION 3.10.   Absence of Litigation ...................................13
 SECTION 3.11.   Ownership of Newco; No Prior Activities of Newco;
                 Prior Activities of DK...................................14
 SECTION 3.12.   Taxes ...................................................14
 SECTION 3.13.   Brokers .................................................14
 SECTION 3.14.   Environmental Laws and Regulations ......................14
 SECTION 3.15.   Contract Rights .........................................14
 SECTION 3.16.   Employee Benefit Plans ..................................15
 SECTION 3.17.   Securities Offerings ....................................15

ARTICLE IV       ADDITIONAL AGREEMENTS AND PRE-CLOSING COVENANTS..........15
 SECTION 4.01.   Appropriate Action; Consents; Filings ...................15
 SECTION 4.02.   Tax Treatment ...........................................16
 SECTION 4.03.   Guarantee by DK of FINOVA Loan to GDC Holdings ..........16

 SECTION 4.04.   Officers and Directors of DK ............................16
 SECTION 4.05.   Operation of Business ...................................16
 SECTION 4.06.   Full Access .............................................16
 SECTION 4.07.   Delivery of Documents ...................................16
 SECTION 4.08.   Notice of Developments ..................................16
 SECTION 4.09.   Further Assurances ......................................16
 SECTION 4.10.   Reverse Stock Split .....................................17

ARTICLE V        CONDITIONS TO CLOSING ...................................17
 SECTION 5.01.   Conditions to Obligations of DK and Newco ...............17
 SECTION 5.02.   Conditions to Obligation of GDC Holdings and GDCESI .....18

ARTICLE VI       GENERAL PROVISIONS ......................................19
 SECTION 6.01.   Effectiveness of Representations, Warranties and
                 Agreements ..............................................19
 SECTION 6.02.   Notices .................................................19
 SECTION 6.03.   Certain Definitions .....................................20
 SECTION 6.04.   Headings ................................................20
 SECTION 6.05.   Severability ............................................20
 SECTION 6.06.   Entire Agreement ........................................20
 SECTION 6.07.   Assignment ..............................................20
 SECTION 6.08.   Parties in Interest .....................................20
 SECTION 6.09.   Failure or Indulgence Not Waiver; Remedies Cumulative ...21
 SECTION 6.10.   Governing Law ...........................................21
 SECTION 6.11.   Jurisdiction ............................................21
 SECTION 6.12.   Counterparts ............................................21
 SECTION 6.13.   Amendment ...............................................21
 SECTION 6.14.   Termination .............................................21
 SECTION 6.15.   No Public Announcement ..................................22

 ANNEX I         Plan of Merger
 ANNEX II        Articles of Merger (Colorado)
 ANNEX IIA       Certificate of Merger (Louisiana)
 ANNEX           IIB   Certificate  of  Approval  of  Agreement  of  Merger  (DK
                 Acquisition Corp.)
 ANNEX IIC       Certificate of Approval of Agreement of Merger
                 (GDC Holdings Corporation)

 EXHIBIT A       Opinion of counsel to GDC Holdings
 EXHIBIT B       Opinion of Counsel to DK
 SCHEDULES

                               AGREEMENT TO MERGE

     AGREEMENT  TO  MERGE  dated  as of May 24,  1996  ("Agreement"),  among  DK
Industries, Inc., f/k/a Vetline, Inc., a Colorado corporation ("DK"), DK ACQUISITION CORP., a Colorado corporation ("Newco"), a wholly owned subsidiary of DK, GDC HOLDINGS CORPORATION, a Louisiana corporation (" GDC Holdings"), and GDC Enviro Solutions, Inc., f/k/a GDC Engineering, Inc., a Louisiana corporation ("GDCESI"), a wholly owned subsidiary of GDC Holdings.


     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act ("Colorado Law") and the Louisiana Business Corporation Law ("Louisiana Law"), Newco will merge with and into GDC Holdings (the "Merger") as a result of which the stockholders of GDC Holdings will own together approximately 75% of the issued and outstanding shares of the common stock, $0.02 par value, of DK, and the current holders of warrants issued by GDC Holdings will own together 100% of the issued and outstanding common stock purchase warrants of DK (the "DK Warrants");

     WHEREAS, the Board of Directors of GDC Holdings has determined that the Merger is fair to, and in the best interests of, GDC Holdings and its stockholders; has approved and adopted this Agreement and the transactions contemplated herein; and has approved the submission of this Agreement and the transactions contemplated herein to the stockholders of GDC Holdings and recommended the approval thereof by the stockholders;

     WHEREAS, the Board of Directors of DK has determined that the Merger is in the best interests of DK and its stockholders and has approved and adopted this Agreement and the transactions contemplated herein;

     WHEREAS, the Board of Directors of Newco has determined that the Merger is in the best interests of Newco and its stockholder and the Board of Directors of Newco and DK, as the sole stockholder of Newco, have approved and adopted this Agreement and the transactions contemplated herein; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a)(2)(E) of the United States Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement and the Annexes hereto shall constitute a "plan of reorganization" for the purposes of section 368 of the Code;

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER


     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Colorado Law and Louisiana Law, at the Effective Time (as defined in Section 1.02), Newco and GDC Holdings shall effect a merger by executing the Plan of Merger (the "Plan") in substantially the form attached hereto as Annex I, and by executing and filing Articles of Merger (the "Articles"), substantially in the form attached hereto as Annex II, in the manner provided in Sections 7-111-107 and 7-111-101 to 7-111-105 of the Colorado Business Corporation Act. Further, Newco and GDC Holdings shall execute and file the Certificate of Merger (the "Certificate") attached hereto as Annex IIA in the manner provided in Section 12:112.F. of the Louisiana Business Corporation Law. Further, Newco and GDC Holdings shall each execute a separate Certificate of Approval of Agreement of Merger, copies of each of which are attached as Annex IIB and Annex IIC, respectively, hereto. As a result of the Merger, the separate corporate existence of Newco shall cease and GDC Holdings shall continue as the surviving corporation in the Merger (the " Surviving Corporation"). The name of the Surviving Corporation shall continue to be "GDC Holdings Corporation." Prior to the Merger, DK shall, pursuant to the terms of a subscription agreement, issue and deliver to Newco shares of DK Stock and DK Warrants equivalent to the number of shares of DK Stock and DK Warrants, respectively, to be transferred pursuant to the terms and provisions of the Plan. Further, prior to the Merger, DK shall receive, from each shareholder of GDC Holdings who is to receive securities of DK pursuant to the Plan, an executed subscription agreement and letter of investment intent and a confidential purchaser questionnaire, the forms of which shall be acceptable to counsel and to the parties hereto (the "GDC Subscription Documents").

     SECTION 1.02. Effective Time. As promptly as practicable after the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing the Articles with the Secretary of State of the State of Colorado and the Certificate with the Secretary of State of the State of Louisiana, each in such form as required by, and executed in accordance with the relevant provisions of, Colorado and Louisiana Law (the date and time of the latter of such filings being the "Effective Time").


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF GDC HOLDINGS

     GDC Holdings hereby represents and warrants to DK and Newco as follows:

     SECTION 2.01. Organization and Qualification; Subsidiaries. Each of GDC Holdings and GDCESI is a corporation duly organized, validly existing and in good standing under the laws of Louisiana, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. GDCESI is GDC Holdings's only directly owned subsidiary.

     SECTION 2.02. Articles of Incorporation and By-Laws. GDC Holdings has heretofore furnished to DK complete and correct copies of the Articles of Incorporation and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of GDC Holdings and GDCESI. Neither GDC Holdings nor GDCESI is in violation of any of the provisions of its respective Articles of Incorporation or By-Laws or equivalent organizational documents.

     SECTION 2.03. Capitalization. (a) The authorized capital stock of GDC Holdings consists of 10,000,000 shares of common stock, no par value ("GDC Holdings Common Stock"). As of the date hereof 1,773,720 shares of GDC Holdings Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, GDC Holdings's Articles of Incorporation or By-Laws or any agreement to which GDC Holdings is a party or bound, other than certain rights to participate in offerings of securities granted to FINOVA Capital Corporation ("FINOVA") pursuant to the Loan Agreement and related instruments as amended through the Sixth Amendment to Loan Instruments dated March 15, 1996 (the "Sixth Amendment"). GDC Holdings may issue an aggregate of up to $1,000,000 in principal amount of promissory notes (collectively, the "Notes"), the outstanding principal and interest of which would be, under certain circumstances, convertible into securities of GDC Holdings (as set forth in the Notes and related documents). There are no other bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which GDC Holdings's stockholders may vote, except that, pursuant to the Notes and related documents, upon completion of a non-public offering of not more than $3,000,000 of securities by GDC Holdings or DK, the sales agent for such offering shall have the right to nominate a member for election to the board of directors of GDC Holdings or DK, as the case may be, such nominee to be subject to the consent of GDC Holdings or DK, as the case may be, which consent may not be unreasonably withheld. Except (i) for warrants to purchase 100,000 shares of GDC Holdings Common Stock held by two of GDCESI's Directors; (ii) for the Notes; (iii) a proposed non-public offering of securities (as to the successful completion of which GDC Holdings and GDCESI make no representation or warranty); (iv) the Option Agreement for Purchase of Stock dated September 25, 1995 by and between GDC Holdings and Jan Berkowitz, as amended; (v) the GDC/3E Acquisition Agreement dated August 21, 1995 by and between GDC Holdings and 3E Corporation; (vi) the Agreement to Purchase and Sell dated October 16, 1995 by and between GDC Holdings and Kathleen Elnaggar; and (vii) the Reorganization Plan dated August 21, 1995, as amended March 12, 1996, there are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments presently outstanding obligating GDC Holdings to issue, deliver or sell shares of its capital stock or debt securities, or obligating GDC Holdings to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment.

     (b) All the outstanding shares of capital stock of GDCESI are duly authorized, validly issued, fully paid and nonassessable and such shares are owned solely by GDC Holdings free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances"), except for the right to vote the shares and a security interest, which rights are granted in that certain pledge agreement between GDC Holdings and FINOVA dated March 15, 1996, in the shares of GDCESI common stock held by GDC Holdings. There are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character to which GDC Holdings or GDCESI is a party relating to the issued or unissued capital stock of, or other equity interests in, GDCESI, except as described in Section 2.03(a).

     SECTION 2.04. Authority. Upon the approval of this Agreement and the transactions contemplated herein by the stockholders owning the requisite number of shares of voting stock of GDC Holdings, GDC Holdings will have all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the board of directors of GDC Holdings and recommended by the board of directors to the stockholders of GDC Holdings for their approval in accordance with the provisions of Louisiana Law, and, upon the approval of this Agreement and the transactions contemplated herein by the stockholders owning the requisite number of shares of voting stock of GDC Holdings, no other corporate proceeding on the part of GDC Holdings will be necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by GDC Holdings and, assuming the approval of this Agreement and the transactions contemplated herein by the stockholders owning the requisite number of shares of voting stock of GDC Holdings and the due authorization, execution and delivery thereof by DK and Newco, constitutes the legal, valid and binding obligation of GDC Holdings enforceable in accordance with its terms (i) except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general rules of equity (regardless of whether such enforceability is considered at law or in equity).

     SECTION 2.05. No Conflict; Required Filings and Consent. (a) The execution and delivery of this Agreement by GDC Holdings does not, and upon the approval of this Agreement and the transactions contemplated herein by the stockholders owning the requisite number of shares of voting stock of GDC Holdings, the performance of this Agreement by GDC Holdings will not (i) conflict with or violate the Articles of Incorporation or By-Laws, in each case as amended or restated, of GDC Holdings or GDCESI, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to GDC Holdings or GDCESI or by which their respective properties are bound or subject, or (iii) provided that DK executes the continuing guaranty described in Section 4.03, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of GDC Holdings or GDCESI pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which GDC Holdings or GDCESI is a party or by which GDC Holdings or GDCESI or their respective properties are bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of GDC Holdings and GDCESI, taken as a whole ("GDC Material Adverse Effect").

     (b) Upon the approval of this Agreement and the transactions contemplated herein by the stockholders owning the requisite number of shares of voting stock of GDC Holdings, the execution and delivery of this Agreement by GDC Holdings will not, and the performance of this Agreement by GDC Holdings will not, require GDC Holdings to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entities") based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of appropriate merger documents as required by Colorado and Louisiana Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent GDC Holdings from performing its obligations under this Agreement or have a GDC Material Adverse Effect.

     SECTION 2.06. Permits; Compliance. Each of GDC Holdings and GDCESI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "GDC Permits"), and there is no action, proceeding or investigation pending or, to the Knowledge of GDC Holdings , threatened, regarding suspension or cancellation of any of GDC Permits. Neither GDC Holdings nor GDCESI is in conflict with, or in default or violation of (a) any Law applicable to GDC Holdings or GDCESI or by which any of their respective properties is bound or subject or (b) any of GDC Permits, except for any such conflicts, defaults or violations which would not have a GDC Material Adverse Effect.

     SECTION 2.07. Financial Statements. (a) GDC Holdings will deliver to DK not later than 5 business days from the date hereof, to be attached hereto as
Schedule 2.07, the text of which is hereby incorporated herein by reference, (i) audited financial statements of GDC Holdings and its subsidiary GDCESI as of September 30, 1995, which includes the financial statements as of November 30, 1994 and 1993, each containing a balance and the related statement of operations, statement of shareholders' equity and statement of cash flows, in each case for the periods then ended, and (ii) unaudited financial statements of GDCESI as of March 31, 1996, prepared by management of GDCESI, containing the balance sheet of GDCESI and the related statement of operations, statement of shareholders' equity and statement of cash flows for the period then ended (collectively, the "GDC Financial Statements"). The GDC Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by GDC Holdings and GDCESI throughout the period indicated, and fairly present the financial position of GDC Holdings and GDCESI as of the dates thereof.

     (b) Since March 31, 1996, to the Knowledge of the officers and directors of GDC and GDCESI, there has not been any GDC Material Adverse Effect, except as disclosed in Schedule 2.07; without limiting the generality of the foregoing, since that date, and except for matters that would not have a GDC Material Adverse Effect, except as disclosed in Schedule 2.07:

          (i) GDCESI has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the ordinary course of business, except for sales of products to employees pursuant to company policy;

          (ii) GDCESI has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business, except as contemplated by this Agreement and the transactions contemplated hereunder;

          (iii) no party (including GDCESI) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which GDCESI is a party or by which it is bound other than in the ordinary course of business;

          (iv) GDCESI has not imposed any security interest upon any of its assets, tangible or intangible;

          (v) GDCESI has not made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business;

          (vi) GDCESI has not made any capital investment in, any loan to, or any acquisition of the securities or substantially all of the assets of, any other person;

          (vii) GDCESI has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (viii) GDCESI has not materially delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

          (ix) GDCESI has not canceled, compromised, waived, or released any right or claim outside the ordinary course of business;

          (x) GDCESI has not granted any license or sublicense of any rights under or with respect to any of its Intellectual Property, as defined below;

          (xi) GDCESI has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xii) GDCESI has not declared, set aside, or paid any dividend or made any distribution of any kind or nature with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiii) GDCESI has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property materially in excess of historical levels;

          (xiv) GDCESI has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business other than as contemplated hereby;

          (xv) GDCESI has not entered into any written employment contract or collective bargaining agreement or modified the terms of any existing written contract or agreement;

          (xvi) GDCESI has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

          (xvii) GDCESI has not paid any bonuses or other remuneration or compensation, in cash or in kind, to any of its directors or officers, other than regular salary payments outside the ordinary course of business;

          (xviii) GDCESI has not paid any bonuses to any of its employees outside the ordinary course of business;

          (xix) GDCESI has not adopted, amended, modified, or terminated any profit-sharing, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan) outside the ordinary course of business;

          (xx) GDCESI has not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business, except as contemplated by this Agreement and the transactions contemplated hereby;

          (xxi)  GDCESI  has  not  made  or  pledged  to  make  any   charitable
     contribution outside the ordinary course of business;

          (xxii) there has not been any other occurrence, event, incident, action, or transaction outside the ordinary course of business involving GDCESI; and

          (xxiii) GDCESI has not committed to any of the foregoing.

     SECTION 2.08. No Undisclosed Liabilities. Except as disclosed in Schedule 2.07, Schedule 2.08, or Schedule 2.10 and except for the transactions described in Section 2.03, to the Knowledge of GDC Holdings, there are no liabilities of GDC Holdings or GDCESI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than liabilities fully reflected or reserved against on the GDC Financial Statements, liabilities in connection with this Agreement and related fees and expenses, and liabilities that, individually or in the aggregate, would not have a GDC Material Adverse Effect.

     SECTION 2.09. Absence of Certain Changes or Events. To the Knowledge of GDC Holdings, except as and to the extent disclosed herein, since September 30, 1995, there has not been any significant change by GDC Holdings or GDCESI in their accounting methods, principles or practices or any circumstance which would constitute a GDC Material Adverse Effect.

     SECTION 2.10. Absence of Litigation. To the Knowledge of GDC Holdings, except as disclosed in the Sixth Amendment, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against GDC Holdings or GDCESI or any properties, principal shareholders, officers, directors, or rights of GDC Holdings or GDCESI and neither GDC Holdings nor GDCESI nor the principal shareholders, officers, and directors of either GDC Holdings or Newco is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

     SECTION 2.11. Employee Benefit Plans.

     (a) Except as disclosed in Section 2.16, neither GDC Holdings nor GDCESI has, and neither has ever had, any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding).

     (b) Neither GDC Holdings nor GDCESI is a party to any collective bargaining agreement.

     (c) Neither GDC Holdings nor GDCESI has any obligation for retiree health, medical or life insurance benefits under any plan or arrangements.

     SECTION 2.12. Taxes. Each of GDC Holdings and GDCESI has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all Taxes (as defined in Section 6.03 hereof), assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the GDC Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by GDC Holdings or GDCESI.

     SECTION 2.13. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of GDC Holdings or GDCESI.

     SECTION 2.14. [Reserved]

     SECTION 2.15. Environmental Laws and Regulations. (a) GDC Holdings and GDCESI are in material compliance with all applicable foreign, federal (including but not limited to the Outer Continental Shelf Lands Act, the Clean Water Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Safety and Health Act and the Hazardous Materials Transportation Act), state and local laws and regulations and common law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata (collectively, "Environmental Laws")), which compliance includes, but is not limited to, the possession by GDC Holdings and GDCESI of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; neither GDC Holdings nor GDCESI has received notice of, or, to the Knowledge of GDC Holdings and GDCESI, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law ("Environmental Claim") that would have a Material Adverse Effect on GDC Holdings or GDCESI; and to the Knowledge of GDC Holdings and GDCESI, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

     (b) There are no Environmental Claims that are pending or, to the Knowledge of GDC Holdings and GDCESI, threatened against GDC Holdings or GDCESI, or, to the Knowledge of GDC Holdings and GDCESI, against any person or entity whose liability for any Environmental Claim GDC Holdings or GDCESI has or may have retained or assumed either contractually or by operation of law that would have a Material Adverse Effect on GDC Holdings or GDCESI.

     (c) To the Knowledge of GDC Holdings and GDCESI, there are no circumstances that could form the basis for an Environmental Claim against GDC Holdings or GDCESI, or against any person or entity whose liability for any Environmental Claim GDC Holdings or GDCESI has or may have retained or assumed either contractually or by operation of law that would have a Material Adverse Effect on GDC Holdings or GDCESI.

     SECTION 2.16. Contracts. Schedule 2.16 identifies each of the following contracts and other agreements, copies of which have been delivered to DK, to which GDC Holdings or GDCESI is a party and the performance of which involves a consideration in excess of $50,000 and that are not identified in the Sixth
Amendment:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any person;

          (ii) any agreement for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services;

          (iii) any agreement pursuant to which GDC Holdings or GDCESI is a partner or co-venturer;

          (iv) any agreement (or group of related agreements) under which GDC Holdings or GDCESI has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a security interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition other than as provided in or contemplated by this Agreement;

          (vi) any agreement with any of the GDC Holdings or GDCESI shareholders and their affiliates (other than GDC Holdings or GDCESI);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees other than employment agreements and incentive performance agreements;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis who was paid more than $50,000 during the 12-month period ended December 31, 1995;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees; and

          (xi) any other agreement.

     With respect to each agreement, except as disclosed herein: (A) the agreement is legal, valid, binding, and, in general enforceable, and in full force and effect; (B) to the Knowledge of GDC Holdings, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) to the Knowledge of GDC Holdings, no party has repudiated any provision of the agreement.

     SECTION 2.17. Accounts Receivable. All accounts receivable of GDCESI are reflected properly on its books and records, are current and valid receivables and, to the Knowledge of GDC Holdings, are subject to no setoffs or counterclaims that would have a GDC Material Adverse Effect, are collectible and will be collected in the ordinary course of business at their recorded amounts, subject only to the reserve for bad debts as adjusted for the passage of time through the date of closing of this Agreement (the "Closing Date").

     SECTION 2.18. Intellectual Property.

          (i) Each of GDC Holdings and GDCESI owns or has the right to use pursuant to license, sublicense, agreement, or permission, all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof,
     (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,
     (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, "Intellectual Property") presently used in its respective businesses.

          (ii) Neither GDCESI nor GDC Holdings has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers of GDC Holdings or GDCESI has received, within the five years prior to the date of this Agreement, any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that GDCESI must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the officers and directors of GDC Holdings and GDCESI, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights owned by GDCESI.

          (iii) Schedule 2.18 identifies each trade name or trademark, registered and unregistered, owned by GDC Holdings or GDCESI in connection with any of their respective businesses. With respect to each item of Intellectual Property required to be identified in Schedule 2.18:

               (A) the party owning such item of Intellectual Property possesses certain common law rights to use its marks, and its right, title, and interest in its marks and trade names are free and clear of any security interest, license, or other restriction, except as disclosed in Schedule 2.18;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, or to the Knowledge of the officers and directors of GDC Holdings and GDCESI, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) the party owning such item of Intellectual Property has not agreed, within the five years prior to the date of this Agreement, to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     Notwithstanding the foregoing, however, the representations and warranties contained in this Section do not apply to Intellectual Property currently owned by NBL Technologies, Inc. and used by GDCESI.

     SECTION 2.19. Title to Assets. GDC Holdings and GDCESI have good and marketable title to, or a valid lease, license, or other right to use its respective properties and assets, free and clear of all security interests, except for (i) certain security interests that have been granted to FINOVA under the terms of the Sixth Amendment, (ii) certain security interests that have been granted to Ally Corporation, (iii) certain security interests that have been granted to Louisiana Seed Capital Corporation, (iv) certain security interests that have been granted to City National Bank (Baton Rouge), (v) properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet included in Schedule 2.07, (vi) certain security interests as set forth in the UCC search reports performed on behalf of FINOVA in connection with the Sixth Amendment (the "Search Reports") and except as otherwise disclosed in Schedule 2.19, attached hereto and incorporated herein by this reference.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF DK AND NEWCO

         DK and Newco hereby jointly and severally represent and warrant to GDC Holdings that:

         SECTION 3.01. Organization and Qualification. Each of DK and Newco is a corporation, duly organized, validly existing and in good standing under the laws of Colorado and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

     SECTION 3.02. Articles of Incorporation and By-Laws. DK has heretofore furnished to GDC Holdings a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated to the date hereof, of each of DK and Newco. Neither DK nor Newco is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 3.03. Capitalization. (a) The authorized capital stock of DK consists of 30,000,000 shares of common stock, $0.02 par value (the "DK Common Stock") and 10,000,000 shares of preferred stock, $0.10 par value (the "DK Preferred Stock"). As of the date hereof (before giving effect to the transactions contemplated herein) (i) 12,004,226 shares of DK Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, DK's Articles of Incorporation or By-Laws or any agreement to which DK is a party or is bound and (ii) no shares of DK Preferred Stock are outstanding. There are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments presently outstanding obligating DK to issue, deliver, sell or register shares of its capital stock or debt securities, or obligating DK to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment.

     (b) The authorized capital stock of Newco consists of two thousand (2,000) shares, divided into one thousand five hundred (1,500) shares of common stock with a par value of $0.001 per share of which one thousand (1,000) shares are issued and outstanding and held by DK, and five hundred (500) shares of preferred stock with a par value of $1.00 per share of which no shares have been issued. DK is the sole shareholder of Newco. The shares of capital stock of Newco represented by the sole outstanding stock certificate (which is held by DK) are duly authorized, validly issued, fully paid and nonassessable, and are owned by DK free and clear of any Encumbrances. Except for the warrants to be issued by DK pursuant to the Plan, there are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character to which DK or Newco is a party relating to the issued or unissued capital stock of, or other equity interests in, Newco or obligating DK or Newco to grant, issue or sell any shares of the capital stock of Newco; other than as contemplated in this Agreement and the Subscription Agreement between DK and Newco.

     (c) The shares of DK Stock issued to Newco and delivered pursuant to the Merger as contemplated herein, upon issuance in accordance with this Agreement and the Plan, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights created by statute, DK's Articles of Incorporation or By-Laws or any agreement to which DK is a party or is bound.

     (d) DK does not have any subsidiaries or own any interest in any enterprise (whether or not such enterprise is a corporation) except for Newco.

     SECTION 3.04. Authority. Each of DK and Newco has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of DK or Newco (including, without limitation, any approval by the shareholders of DK of this Agreement or the transactions contemplated herein) is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by DK and Newco and, assuming the due authorization, execution and delivery hereof by GDC Holdings and GDCESI, constitutes the legal, valid and binding obligation of DK and Newco enforceable in accordance with its terms (i) except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to or affecting creditors' rights generally, and without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general rules of equity (regardless of whether such enforceability is considered at law or in equity).

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by DK and Newco does not, and the performance of this Agreement by DK and Newco will not (i) conflict with or violate the Articles of Incorporation or By-Laws, as amended or restated, of DK or Newco,
(ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to DK or Newco or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance on, any of the properties or assets of DK or Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DK or Newco is a party or by which DK or Newco or any of their respective properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of DK and Newco, taken as a whole, or on the transactions herein contemplated ("DK Material Adverse Effect").

     (b) The execution and delivery of this Agreement by DK and Newco and the performance of this Agreement by DK and Newco does not require DK or Newco to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the Securities Act of 1933, as amended (the
"Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the securities laws of any other jurisdiction (the "Blue Sky Laws"), the National Association of Securities Dealers, and the filing and recordation of appropriate merger documents as required by Colorado and Louisiana Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent DK from performing its obligations under this Agreement or have a DK Material Adverse Effect.

     SECTION 3.06. Permits; Compliance. Each of DK and Newco is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "DK Permits"), and there is no action, proceeding or investigation pending or, to the Knowledge of DK, threatened, regarding suspension or cancellation of any of the DK Permits. Neither DK nor Newco is in conflict with, or in default or violation of (a) any Law applicable to DK or Newco or by which any of their respective properties is bound or subject or (b) any of the DK Permits, except for any such conflicts, defaults or violations which would not have a DK Material Adverse Effect. Neither DK nor Newco has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws by its officers, directors, or principal stockholders.

     SECTION 3.07.  Reports;  Financial  Statements.  (a) Except as set forth on
Schedule 3.07, (x) DK and Newco have filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "DK SEC Reports") and (B) any applicable Blue Sky Laws and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "DK Reports"). The DK Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the DK SEC Reports, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such DK SEC Reports) and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the DK SEC Reports filed prior to or on the date of this Agreement (i) have been prepared in accordance with, and complied as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present the financial position of DK as of the respective dates thereof and the results of its operations and cash flows for the periods indicated.

     (c) To the best of DK's Knowledge, DK's auditors have issued no management letters in connection with DK's financial statements.

     (d) Since March 31, 1996, to the Knowledge of the officers and directors of DK and Newco, (i) there has not been any DK Material Adverse Effect; and (ii) neither DK nor Newco has entered into or agreed to enter into any of the types of agreements or other matters described in Section 2.07.

     SECTION 3.08. Absence of Certain Changes or Events.  Except as disclosed in
Schedule 3.08, and which shall be incorporated herein by this reference and as and to the extent disclosed in the DK SEC Reports filed prior to or on the date of this Agreement, there has not been any significant change by DK in its accounting methods, principles, or practices or any circumstance that would constitute a DK Material Adverse Effect.

     SECTION 3.09. No Undisclosed Liabilities. There are no liabilities of DK or Newco of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities fully reflected or reserved against on the balance sheet contained in DK's 1995 Annual Report on Form 10-K or in the unaudited consolidated balance sheet contained in the Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1996; (b) liabilities under this Agreement and fees and expenses related thereto; and (c) liabilities which, individually or in the aggregate would not have a DK Material Adverse Effect.

     SECTION 3.10. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the Knowledge of DK, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the Knowledge of DK, threatened in writing against DK or Newco or any properties, principal shareholders, officers, directors, or rights of DK or Newco and neither DK nor Newco nor the principal shareholders, officers, and directors of either DK or Newco is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of DK, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders.

     SECTION 3.11. Ownership of Newco; No Prior Activities of Newco; Prior Activities of DK. (a) Newco was formed solely for the purpose of engaging in the transactions contemplated in this Agreement.

     (b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated in this
Agreement and any other agreements or arrangements contemplated in this Agreement, Newco has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     (c) DK has been involved in the businesses described in its Annual Report on form 10-K for the fiscal year ended June 30, 1995, a copy of which has been delivered to GDC Holdings. Since 1994, DK has not conducted any operations other than seeking opportunities for business combinations such as the Merger.

     SECTION 3.12. Taxes. Except for the filing of its income tax returns for its fiscal year ended June 30, 1995, which returns are delinquent, DK has timely filed all returns or reports required to be filed with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of DK or Newco, all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid and, as of the date hereof, no deficiency for any material amount of tax has been asserted or assessed by a taxing authority against DK or Newco and all liability for Taxes of DK or Newco that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 3.07(b) hereof have been paid or adequately reserved for on such financial statements.

     SECTION 3.13. Brokers. No broker, finder or inves tment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of DK or Newco.

     SECTION 3.14. Environmental Laws and Regulations. (a) DK and Newco are in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by DK and Newco of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; neither DK nor Newco has received notice of, or, to the Knowledge of DK or Newco, is the subject of any Environmental Claim; and to the Knowledge of DK, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

         (b) There are no Environmental Claims that are pending or, to the Knowledge of DK and Newco, threatened against DK or Newco or, to the Knowledge of DK and Newco, against any person or entity whose liability for any Environmental Claim DK or Newco has or may have retained or assumed either contractually or by operation of law.

         (c) To the Knowledge of DK and Newco, there are no circumstances that could form the basis for an Environmental Claim against DK or Newco, or against any person or entity whose liability for any Environmental Claim DK or Newco has or may have retained or assumed either contractually or by operation of law.

     SECTION 3.15. Contract Rights. Except for this Agreement and the agreements contemplated herein or as described on Schedule 3.15, neither DK nor Newco is a party to or bound by any contract or agreement, whether written or oral, including, without limitation, any contract or agreement for employment, consulting or similar services, for capital expenditures or the acquisition or construction of fixed assets, which constitutes any note, bond, indenture or other evidence of indebtedness or guaranty or security for indebtedness of others, for the sale of any asset, or the grant of any right or option to purchase such asset, which constitutes a lease, which purports to limit the freedom of DK or any of its affiliates to compete in any line of business or in any geographic area or to borrow money or incur indebtedness.

     SECTION 3.16. Employee Benefit Plans.

     (a) DK and Newco do not have, and have not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding).

     (b) DK and Newco are not parties to any collective bargaining agreement.

     (c) DK and Newco have no obligation for retiree health, medical or life insurance benefits under any plan or arrangement.

     (d) Schedule 3.16 lists each employee of DK and Newco and the terms of employment of each such employee.

     SECTION 3.17. Securities Offerings. All public offerings of securities of DK were bona fide offerings to the "public" as such term is used and defined in connection with offerings of securities subject to the Securities Act in material compliance with the Securities Act and the rules and regulations promulgated thereunder. All securities issued in such offerings were issued in compliance with applicable Blue Sky Laws. To the Knowledge of DK, any non-public offerings of securities by DK were conducted in accordance with applicable provisions of the Securities Act of 1933, as amended, and applicable Blue Sky Laws. Schedule 3.17 is a true and correct list, as of April 30, 1996, of the shareholders of DK. Upon the request of GDC Holdings, but no more than one time, DK will deliver to GDC Holdings, a correct list of the shareholders of DK as of a date subsequent to April 30, 1996. The common stock of DK is registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


                                   ARTICLE IV

                 ADDITIONAL AGREEMENTS AND PRE-CLOSING COVENANTS

         SECTION 4.01. Appropriate Action; Consents; Filings. GDC Holdings and DK shall each use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated in this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by DK or GDC Holdings or any of their subsidiaries in connection with the consummation of the transactions contemplated herein, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder (in the case of DK), and any other applicable federal or state securities laws and (B) any other applicable Law. GDC Holdings and DK shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated in this Agreement.

     SECTION 4.02. Tax Treatment. Each of GDC Holdings and DK shall use its best efforts to cause the Merger to qualify, and will not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a)(2)(E) of the Code.

     SECTION 4.03. Guarantee by DK of FINOVA Loan to GDC Holdings. Concurrently with the closing of this Agreement, DK shall execute a guarantee of the obligations of GDC pursuant to the Sixth Amendment.

     SECTION 4.04. Officers and Directors of DK. There are currently three (3) directors of DK. Concurrently with the closing of this Agreement, the three persons constituting the board of directors of DK shall increase the number of directors of DK in accordance with the Articles of Incorporation and By-laws of DK and the Colorado Business Corporation Act to seven (7) and shall, in accordance with the Articles of Incorporation and By-laws of DK and the Colorado Business Corporation Act, appoint four (4) additional persons to the Board of Directors of DK, which such four (4) persons shall be identified by GDC Holdings prior to the Closing Date, effective upon the resignation of the three (3) members of the board of directors currently in office. Immediately following the closing hereof, the directors and officers of DK and Newco currently in office shall tender their resignations effective immediately and the directors identified by GDC Holdings shall be the only directors of DK, until their death, resignation, removal from office or their successors are elected and qualified.

     SECTION 4.05. Operation of Business. Until the closing of the Merger, none of the parties hereto will take any action or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, none of the parties hereto will (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 2.07(b) above.

     SECTION 4.06. Full Access. Each of the parties will permit representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the party granting such permission, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to such party.

     SECTION 4.07. Delivery of Documents. GDC Holdings shall deliver to DK copies of the Notes, the New Subordinated Notes (as defined in Schedule 2.07) and related documents as soon as reasonably practicable following the revision and finalization thereof, if any. GDC Holdings shall deliver to DK, as soon as reasonably practicable following the execution of this Agreement, a copy of the Search Reports.

     SECTION 4.08. Notice of Developments. Each party will give prompt written notice to the other parties of any material adverse development causing a breach of any of the representations and warranties in Article II or III above, as the case may be. Each party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Article II or III above, as the case may be.

     SECTION 4.09. Further Assurances. Each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 5 below).

     SECTION 4.10. Reverse Stock Split. DK shall effect a reverse stock split in accordance with applicable law, pursuant to which each twenty (20) shares of common stock of DK outstanding prior to the reverse stock split shall be converted into one (1) share of common stock of DK following the reverse stock split, except that, in lieu of any fractional shares created by the reverse stock split, DK shall be authorized to issue to each holder of a fractional share one (1) additional whole share.

                                    ARTICLE 5

                              CONDITIONS TO CLOSING

     SECTION 5.01. Conditions to Obligation of DK and Newco. The obligation of DK and Newco to consummate the transactions to be performed by then in connection with the closing of the Merger is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article II above shall be true and correct in all material respects at and as of the Closing Date;

          (b) GDC Holdings and GDCESI shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

          (c) GDC Holdings and GDCESI shall have procured all of the material third party consents specified in Section 4.01 above;

          (d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of DK to own the Surviving Corporation and to control the Surviving Corporation, or
     (D) affect materially and adversely the right of either of GDC Holdings or GDCESI to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) GDC Holdings shall have delivered to DK a certificate to the effect that each of the conditions specified above in Section 5.01(a)-(d) is satisfied in all respects;

          (f) DK shall have received from counsel to GDC Holdings an opinion in form and substance as set forth in Exhibit A attached hereto with such additions, deletions, or amendments as may be requested by GDC Holdings and its counsel and consented to by DK and its counsel, addressed to DK and dated as of the Closing Date;

          (g) DK shall have completed its "due diligence" investigation of GDC Holdings and GDCESI and shall have been satisfied with the results thereof, in its absolute discretion; and

          (h) DK shall have received from each shareholder of GDC Holdings completed and executed GDC Subscription Documents and shall have concluded, based upon review of such documents by DK and its counsel, that the Merger may be consummated and that DK may issue the shares of its common stock in exchange for the shares of GDC Holdings common stock as contemplated herein without the requirement that the shares of common stock of DK to be issued be registered under the Securities Act. The GDC Subscription Documents shall contain customary representations from the persons executing such documents, including but not limited to a representation that such person understands and acknowledges that the securities to be acquired by her or him are "restricted" securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, amended, and that the securities may not be sold, transferred, assigned, hypothecated, or otherwise disposed of unless such securities are registered or unless an exemption from such registration requirements is available.

     DK and Newco may waive any condition specified in this Section 5.01 if they execute a writing so stating at or prior to the Closing.

     SECTION 5.02. Conditions to Obligation of GDC Holdings and GDCESI. The obligation of GDC Holdings and GDCESI to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

          (b) the DK and Newco shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or
     (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) DK shall have delivered to GDC a certificate to the effect that each of the conditions specified above in Section 5.02(a)-(c) is satisfied in all respects; and

          (e) GDC Holdings shall have received from counsel to the DK an opinion in form and substance as set forth in Exhibit B attached hereto with such additions, deletions, or amendments as may be requested by DK and its counsel and consented to by GDC Holdings and its counsel, addressed to GDC Holdings and GDCESI, and dated as of the Closing Date;

          (f)  GDC   Holdings   shall  have   completed   its  "due   diligence"
     investigation of DK and shall have been satisfied with the results thereof, in its absolute discretion;

          (g) DK shall have completed a reverse stock split pursuant to which each twenty (20) shares of common stock of DK outstanding prior to the reverse stock split shall be converted into one (1) share of common stock of DK following the reverse stock split, except that, in lieu of any fractional shares created by the reverse stock split, DK shall be authorized to issue to each holder of a fractional share one (1) additional whole share; and

          (h) Dr. Kenneth A. Larson shall have executed a "lockup" agreement pursuant to which he shall agree not to sell more than 5,000 shares of the common stock of DK in each fiscal quarter, except that additional sales may be made with the prior written consent of DK.

          (i) GDC Holdings shall have received the resignations of the three directors of DK, as set forth in Section 4.04, such resignations to become effective as provided in Section 4.04.

     GDC Holdings and GDCESI may waive any  condition  specified in this Section
5.01 if they execute a writing so stating at or prior to the Closing.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     SECTION 6.01. Effectiveness of Representations, Warranties and Agreements. The representations, warranties and agreements of each party hereto shall not survive the closing of this Agreement.

     SECTION 6.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

               (a)      If to DK or Newco:

                        DK Industries, Inc.
                        c/o Schlueter & Associates, P.C.
                        1050 Seventeenth Street, Suite 1700
                        Denver, Colorado 80265
                        Attention: Henry F. Schlueter
                        Telecopier No.: (303) 296-8880
                        Telephone No.: (303) 292-3883

               (b)      If to GDC Holdings :

                        GDC Holdings Corporation
                        822 Neosho Avenue
                        Baton Rouge, Louisiana 70802
                        Attention: Harry C. Conger
                        Telecopier No.: (504) 383-8340
                        Telephone No.: (504) 383-8556

                        With a copy to:

                        Robert Wiegand II, Esq.
                        5261 South Quebec Street
                        Suite 200
                        Greenwood Village, Colorado  80111-1805
                        Telecopier No.: (303) 741-6512
                        Telephone No.: (303) 741-6410; and

                        Martha Nachman, Esq.
                        Bearman, Talesnick & Clowdus, Professional Corporation 1200 Seventeenth Street, Suite 2600
                        Denver, Colorado 80202-5826
                        Telecopier No.: (303) 572-6511
                        Telephone No.: (303) 572-6500

     After consummation of the Merger, notices to DK shall be sent to the address set forth for GDC Holdings.

     SECTION 6.03. Certain Definitions. For purposes of this Agreement, the term:

     "Knowledge" or "Known" shall mean, with respect to any matter in question, if an executive officer of GDC Holdings, GDCESI, Newco, or DK, as the case may be, has actual knowledge of such matter as of the date as of which such matter is represented after reasonable investigation;

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

     "Subsidiary" or "Subsidiaries" of GDC Holdings or DK or any other person, means any corporation, limited liability company, partnership, joint venture or other legal entity of which GDC Holdings, DK or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity;

     "Tax" or "Taxes" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

     SECTION 6.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 6.05. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 6.06. Entire Agreement. This Agreement (together with the Annexes, Schedules and Exhibits hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

     SECTION 6.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior express written consent of the other parties hereto.

     SECTION 6.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Section 4.05 and Section 6.07), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 6.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 6.10. Governing Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Colorado shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Agreement, the law of the jurisdiction of organization of such entity shall govern.

     SECTION 6.11. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Colorado or any court of the State of Colorado located in the City and County of Denver in any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated herein, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.11 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Colorado other than for such purpose. All parties hereby waive any right to a trial by jury in connection with any such action, suit or proceeding; provided, however, that matters to be resolved through arbitration as specified herein shall be resolved only by such arbitration, and the final arbitration award may thereafter be enforced as provided in this Section 6.11.

     SECTION 6.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 6.13. Amendment. This Agreement may be amended only by written instrument executed by the parties hereto. This Agreement may be amended by the boards of directors of the parties hereto subsequent to its approval by the shareholders of GDC Holdings, provided that such amendment shall not:

     (i) alter or change the amount or kind of shares, securities, cash, property, and/or rights to be received in exchange for or on conversion of the shares of GDC Holdings pursuant to the Plan;

     (ii) alter or change any term of the articles of incorporation of GDC Holdings; or

     (iii) adversely affect the holders of any class or series of any stock of GDC Holdings.

     SECTION 6.14. Termination. This Agreement shall terminate and be of no further force and effect in the event that (i) GDC Holdings notifies DK; or (ii) DK notifies GDC Holdings that the conditions to the obligations of the party giving such notice have not been satisfied or if the transactions contemplated hereby are not completed by July 1, 1996.

     SECTION 6.15. No Public Announcement. Any announcement, notification, or other similar communication to any person in connection with the Merger made by DK shall be made only in accordance with all applicable Laws and, whenever time permits, after GDC Holdings has been provided with an opportunity to review and comment on the proposed disclosure.

     IN WITNESS WHEREOF, DK, Newco, GDCESI, and GDC Holdings have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       DK INDUSTRIES, INC.

                                       By:  /s/  KENNETH A. LARSON
                                           -------------------------------------

                                       Name:  Kenneth A. Larson

                                       Title: Pres.



                                       DK ACQUISITION CORP.

                                       By:  /s/  KENNETH A. LARSON
                                            ------------------------------------

                                       Name:  Kenneth A. Larson

                                       Title:  Pres.


                                      GDC HOLDINGS CORPORATION

                                      By:  /s/  HARRY C. CONGER
                                           -------------------------------------

                                      Name:  Harry C. Conger

                                      Title:  President


                                      GDC ENVIRO SOLUTIONS, INC.

                                      By:  /s/  HARRY C. CONGER
                                           -------------------------------------

                                      Name:  Harry C. Conger

                                      Title:  CEO